Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Peerless Systems Corporation, a Delaware Corporation, (the “Company”) and its successors and assigns, and William Neil, a natural person (“Employee”) (collectively, the “Parties”), make this AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) as of July 18, 2011 (“Effective Date”).

RECITALS

1.           WHEREAS, Employee and the Company are party to an Employment Agreement, dated as of May 26, 2009 (the “Former Employment Agreement”), whereby Employee is employed as the Company’s Chief Financial Officer.

2.           WHEREAS, as of the date hereof, Employee is resigning as the Company’s Chief Financial Officer and the Company wishes to employ Employee and Employee wishes to be employed by Company as a Senior Analyst until June 15, 2012.

3.           WHEREAS, the Company and Employee thus desire to amend and restate the Former Employment Agreement and enter into this Agreement to outline the terms and conditions of Employee’s new position with Company and except as set forth herein, simultaneously wish to extinguish any and all obligations owed by each Party to the other arising out of their prior employment relationship, including, but not limited to, under the Former Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Employee agree as follows:

AGREEMENT

1.           Employment.

(a)           Term.  The Term of this Agreement shall begin on the Effective Date and shall end on June 15, 2012 (the “Term”).

(b)           Duties and Responsibilities.   Employee will report to the Chief Executive Officer.  Employee shall be employed as Senior Analyst and shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Chief Executive Officer in connection with the conduct of the Company’s business.

Employee’s job responsibilities shall include, but not be limited to, anything reasonably requested or required of Employee on behalf of the Company.

(c)           Extent of Services and Business Activities.  Employee shall devote his full-time efforts to the business of the Company and shall not devote time to other activities except with the prior consent of the Chief Executive Officer.  Employee covenants and agrees that for so long as he is employed by the Company, Employee shall not, whether as an employee, employer, consultant, agent, principal, partner, member, stockholder, corporate officer or director, or in any other individual or representative capacity, whether or not for compensation, engage in or participate in or render services to any other, provided, however, that, notwithstanding the foregoing, Employee (a) may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (x) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, and (y) Employee does not, directly or indirectly, own two percent (2%) or more of any class of securities of such entity.

 (d)           Location.  During the Term, Employee shall regularly perform his duties from his home office or the Company’s office in El Segundo, California.  In addition to spending time in El Segundo, California, Employee may be required to travel from time to time in order to perform his duties hereunder.

2.           Compensation.

(a)           Base Salary.  Employee shall be paid $2,708 for each two week pay period during the Term, for an annual base salary of seventy thousand nine hundred and nine dollars ($70,909).  Employee’s salary shall be payable consistent with the payroll practices established by the Company with respect to its employees.

(b)           Payment.  Payment of all compensation to Employee hereunder shall be made in accordance with the relevant written Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.  This provision shall survive the termination of Employee’s employment with the Company, for any reason.

3.           Other Employment Benefits.

(a)           Medical Benefits.  To the extent offered by the Company, Employee shall be entitled to participate in the Company’s medical insurance pursuant to its terms and conditions during the Term of this Agreement on the same basis and terms as the rest of the Company’s employees. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time.

(b)   Vacation.

(i)           As of the date hereof, the Company has paid Employee $11,992.50 for 111 hours of accrued, unused vacation pursuant to the Former Employment Agreement and Employee is not entitled to any further compensation for accrued, unused vacation pursuant to the Former Employment Agreement.

(ii)           During the Term, Employee shall be entitled to two weeks of vacation.  One week shall be used on or before December 31, 2011, and the second week shall be used on or before May 31, 2012.  Employee acknowledges and agrees that he shall not be entitled to any payment for accrued but unused vacation during the Term.

(c)           No Other Benefits.  Employee understands and acknowledges that: (i) the compensation and benefits specified in Paragraphs 2 and 3 of this Agreement are the only compensation and benefits he is entitled to receive under this Agreement and (ii) Employee shall not participate in the Company’s retirement (e.g., non-matching 401(k) plan) or any other Company benefit plans.

4.           Confidentiality;.  Employee and Company are party to a Non-Disclosure Agreement, dated as of May 26, 2009 (the “Non-Disclosure Agreement”), which shall remain in full force and effect in accordance with its terms.  The terms of the Non-Disclosure Agreement are incorporated by this reference as if set forth in full.

5.           Termination of Employment.

(a)           Release; Severance Payment.  At the end of the Term, Employee shall execute a general release in favor of the Company in the form attached hereto as Exhibit B.  Upon execution of such release, Employee shall receive a lump sum payment of $25,000, less deductions required by law.

(b)           Exercise of Options.   Employee shall be entitled to exercise any vested options in the Company’s common stock subject to the terms and conditions of such options and the relevant governing option plan, provided that any such options shall be exercised on or before January 15, 2013.  Effective January 16, 2013, all options held by the Employee shall expire and be null and void, with no further effect.

6.           Employee’s Duties Upon Termination.

(a)           Cooperation.  After notice of termination, Employee shall, at the Company’s expense and subject to Employee’s professional availability, cooperate with the Company, as reasonably requested by the Company, to effect a transition of Employee’s responsibilities and to ensure that the Company is aware of all matters being handled by Employee.

(b)           Return of Company Property.  Within seven days of the termination of Employee’s employment under this Agreement for any reason, Employee will return all Company property in Employee’s possession to the Company.

7.           Assignment and Transfer.  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void.  This Agreement shall be assignable by the Company and inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof; provided however that such assignee assumes in writing the Company’s obligations thereunder.

8.           No Inconsistent Obligations.  This Agreement and the Non-Disclosure Agreement shall represent the sole agreements with Company as to the subject matter herein, and Employee has no other employment relationship and is not subject to any other employment agreement with the Company or any other affiliate of the Company and Employee has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Employee undertaking employment with the Company.  Employee represents and warrants that Employee has the right and power to enter into this Agreement, to perform Employee’s obligations hereunder and by entering into this Agreement and performing Employee’s obligations hereunder Employee is not in conflict with any agreement with any third party.  The Company represents and warrants that the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

9.           Mutual Release of Claims Under Former Employment Arrangement.  In exchange and as consideration for each Party entering into this Agreement, each Party agrees to release the other from any claims they may have against the other, as stated below:

(a)           Each Party hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the other Party including, without limitation, each of their former, current and future parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns and all of their current, former and future agents, employees, officers, directors, shareholders, members, joint ventures, attorneys, representatives, predecessors, successors, assigns, owners and servants) from any and all claims, costs or expenses of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, which against any or all of them any Party ever had, now has or hereinafter may have, against the other Party, up to and including the date of the Parties’ execution of this Agreement, including but not limited to the Former Employment Agreement (including, without limitation, Section 5(c) thereunder).

(b)           It is a condition hereof, and it is the Parties intention in the execution of the General Release in subparagraph 9(a), above, that the same shall be effective as a bar to each and every claim hereinabove specified, and in furtherance of this intention, the Parties hereby expressly waive any and all rights and benefits conferred upon them by Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)           Employee further acknowledges and agrees that he is not owed any wages, commissions, bonuses, MBO’s, accrued but unused vacation pay or unreimbursed business expenses except as set forth herein arising out of or relating to the Former Employment Agreement or Employee’s prior employment with the Company.

10.           Miscellaneous.

(a)           Survival.  The provisions of this Agreement, including, without limitation Paragraphs 10(c) (Arbitration), contained herein shall survive the termination of employment.

(b)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

(c)           Arbitration.  With the exception of any claims for workers compensation, unemployment insurance, claims before any governmental administrative agencies or claims related to the National Labor Relations Act, any controversy relating to this Agreement or Employee’s employment shall be settled by binding arbitration according to the American Arbitration Association’s Employment Arbitration Rules and Mediation Procedures (available at http://www.adr.org) and subject to the Federal Arbitration Act and the Federal Rules of Civil Procedure (including their mandatory and permission rights to discovery.)  This provision to arbitrate applies to both Company and Employee.  Such arbitration shall be presided over by a single arbitrator in Delaware.  Such binding arbitration is applicable to any and all claims under state and federal employment related statutes including, without limitation, the Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Title VII of the Civil Rights Act and any similar statute law or regulation of the state of California, as well as any claims related to a claimed breach of this Agreement.  The Company shall bear all costs uniquely associated with the arbitration process, including the arbitrator’s fees where required by law.  The arbitrator shall have the authority to award any damages authorized by law, including, without limitation, costs and attorneys’ fees.  The Parties agree to execute all documents necessary to keep the documents, findings, and award, if any, of the arbitration confidential, including, without limitation, execution of a protective order.

(d)           Amendment. This Agreement may be amended only by a writing signed by Employee and by a duly authorized representative of the Company .

(e)           Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect, provided however, that any such provision found invalid, unenforceable or void shall be deemed amended only to the extent necessary and shall preserve the intent of the parties hereto.

(f)           Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Employee.

(g)           Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Employee) or other person duly authorized by the Company.

 (i)           Notices. All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communication hereunder will be deemed duly given as of the day such information is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Employee:

William R. Neil
PO Box 207
Lake Hughes, California  93532

If to Company:

Peerless Systems Corporation,

Attn:  Chairman of the Board
300 Atlantic St, Suite 301
Stamford, CT 06901
Tel: (203) 350-0040

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it is received by the intended recipient (which shall be evidenced by fax or e-mail confirmation, or registered receipt, or declaration via a messenger).  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i)           Assistance in Litigation. Employee shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(j)           Employee Acknowledgment. The undersigned Employee hereby acknowledges that he has had the option to consult legal counsel in regard to this Agreement, that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained in this Agreement.  Further, Employee hereby agrees to abide by all federal, state, and local laws, ordinances and regulations.

(k)           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(l)           Entire Agreement. This Agreement and the documents referenced herein and executed herewith contain the entire agreement and understanding between the Parties hereto and supersede any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

Peerless Systems Corporation

By: __/s/ Timothy Brog_____ Name: Timothy Brog Title: Chief Executive Officer

Dated: July 20, 2011

_/s/ William Neil_________ William R. Neil

Dated: July 20, 2011